UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 28, 2016

GOLD MERGER SUB, LLC

(Exact name of registrant as specified in its charter)

Delaware	001-13641	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

845 Berkshire Blvd., Suite 200 Wyomissing, PA	19610
(Address of principal executive offices)	(Zip Code)

Registrant’s Telephone Number, including area code: (610) 401-2900

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note

This Current Report on Form 8-K is being filed in connection with the consummation on April 28, 2016 (the “Closing Date”) of the transactions contemplated by that certain Agreement and Plan of Merger (as amended, the “Merger Agreement”), dated as of July 20, 2015, by and among Pinnacle Entertainment, Inc. (“Pinnacle”), Gaming and Leisure Properties, Inc. (“GLPI”) and Gold Merger Sub, LLC (“Gold Merger Sub”), that certain Separation and Distribution Agreement, dated as of the Closing Date, by and among PNK Entertainment, Inc. (“OpCo”), Pinnacle, and solely with respect to Article VIII thereof, GLPI (the “Separation and Distribution Agreement”) and certain other agreements related thereto. On the Closing Date, pursuant to the Separation and Distribution Agreement and the Merger Agreement, (i) Pinnacle distributed (the “Distribution”) one share of common stock of OpCo for each share of common stock of Pinnacle (the “Pinnacle Common Stock”) held of record as of April 18, 2016 and (ii) following the Distribution, at 4:01 p.m. Eastern time (the “Effective Time”), Pinnacle merged with and into Gold Merger Sub (the “Merger” and together with the Distribution, the “Transactions”), with Gold Merger Sub continuing as the surviving company and a wholly-owned subsidiary of GLPI. In connection with the Distribution and Merger, Pinnacle and Pinnacle MLS, LLC, a wholly owned subsidiary of OpCo, also entered into a Master Lease Agreement, dated as of the Closing Date, providing for the lease by Gold Merger Sub (as successor by merger to Pinnacle), as landlord, to a wholly owned subsidiary of OpCo, as tenant, certain real estate properties acquired by GLPI and Gold Merger Sub in the Merger. The events described below took place in connection with the consummation of the Transactions.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

The information set forth in the Introductory Note to this Current Report on Form 8-K is incorporated into this Item 3.01 by reference.

In connection with the closing of the Merger, Pinnacle notified NASDAQ of its intent to remove the Pinnacle Common Stock from listing on NASDAQ and requested NASDAQ file a Notification of Removal from Listing and/or Registration on Form 25 with the Securities and Exchange Commission (the “SEC”) to delist and deregister shares of Pinnacle Common Stock. Gold Merger Sub, as successor by merger to Pinnacle, intends to file with the SEC a Form 15 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requesting the termination of registration of shares of Pinnacle Common Stock under Section 12(g) of the Exchange Act and the termination and suspension of the Company’s reporting obligations under Section 13 and 15(d) of the Exchange Act. Trading of Pinnacle Common Stock on NASDAQ was suspended as of the closing of trading on the Closing Date.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

At the Effective Time, the certificate of formation and the existing limited liability company agreement of Gold Merger Sub became the certificate of formation and limited liability company agreement, respectively, of Gold Merger Sub as the surviving company in the Merger, each until thereafter amended. The certificate of formation and the limited liability company agreement of Gold Merger Sub, which are filed as Exhibits 3.1 and 3.2, respectively, to this Current Report on Form 8-K, are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

The exhibits included as part of this Current Report on Form 8-K are listed in the attached Exhibit Index.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

Date: April 28, 2016

GOLD MERGER SUB, LLC

By:	/s/ Brandon J. Moore
Name: Brandon J. Moore
Title: Vice President and Secretary

EXHIBIT INDEX

Exhibit No.	Description

3.1	Certificate of Formation of Gold Merger Sub, LLC.

3.2	Limited Liability Company Operating Agreement of Gold Merger Sub, LLC.

4